Exhibit 99.2
Unaudited Financial and Other Statistical Information for the Three Month Period Ended May 31, 2012 and Guidance for Fiscal Year 2013

AZZ incorporated
Consolidated Statements of Income
(unaudited)

Three Months Ended May 31, 2012

Net Sales	$127,142,864

Cost of Sales	89,277,551

Selling, General and Administrative	15,356,217
Interest Expense	3,340,166
Net (Gain) Loss on Sale of Property, Plant and Equipment and Insurance Proceeds	(5,969,081)
Other (Income) Expense, Net	48,309
102,053,162

Income Before Income Taxes	25,089,702
Income Tax Expense	9,103,762

Net Income	$15,985,940

Income Per Share:
Basic	$1.27
Diluted	$1.26

*Earnings per share have not been adjusted to reflect a two-for-one stock split, effected in the form of a stock dividend declared June 28, 2012.

Exhibit 99.2

AZZ incorporated
Consolidated Balance Sheet
 (unaudited)

Assets:	Period Ended May 31, 2012

Current assets:
Cash and cash equivalents	$139,317,814
Accounts receivable (net of allowance for doubtful accounts)	80,053,625
Inventories	63,326,378
Costs and estimated earnings in excess of billings on uncompleted contracts	15,015,326
Deferred income taxes	7,364,138
Prepaid expenses and other	4,888,161
Total current assets	309,965,442

Net property, plant, and equipment	131,585,146

Goodwill, less accumulated amortization	120,431,145

Intangibles and Other Assets	45,264,875

$607,246,608

Liabilities and Shareholders’ Equity:

Current liabilities:
Accounts payable	$25,910,523
Accrued liabilities	52,761,060
Total current liabilities	78,671,583

Long-term debt due after one year	196,428,571

Deferred income taxes	31,812,214

Shareholders’ equity	300,334,240

$607,246,608

Exhibit 99.2

AZZ incorporated
Condensed Consolidated Statement of Cash Flows
 (unaudited)

Period Ended May 31, 2012

Net cash provide by operating activities	$16,224,478

Net cash used in investing activities	(3,479,904)

Net cash provided by (used in) financing activities	(16,837,470)

Effect of exchange rate changes on cash	108,044

Net (decrease) increase in cash and cash equivalents	(3,984,852)

Cash and cash equivalents at beginning of period	143,302,666

Cash and cash equivalents at end of period	$139,317,814

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
 (unaudited)
($ in Thousands)

Information regarding operations and assets by segment is as follows:

Three Months Ended May 31, 2012
Net sales:
Electrical and Industrial Products	$44,682
Galvanizing Services	82,461
127,143

Segment operating income (a):
Electrical and Industrial Products	6,838
Galvanizing Services	22,633
29,471

General corporate expenses (b)	6,774
Interest expense	3,340
Other (income) expense, net (c)	(5,733)
4,381

Income Before Taxes	$25,090

Total assets:
Electrical and Industrial Products	$143,205
Galvanizing Services	313,813
Corporate	150,229
$607,247

(a) Segment operating income consists of net sales less cost of sales, specifically identifiable general and administrative expenses, specifically identifiable selling expenses and other income and expense items that are specifically identifiable to a segment.

(b) General corporate expense consists of selling, general and administrative expense that are not specifically identifiable to a segment.

(c) Other (income) expense, net includes gains and losses on sale of property, plant and equipment and other (income) expense not specifically identifiable to a segment.

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousands except per share amount)

	Actual Year to Date May 31, 2011	Projected Year Ended February 28, 2013
Net Sales:
Electrical and Industrial Products	$44,682	$235,000 to $250,000
Galvanizing Services	$82,461	$315,000 to $325,000
Total Sales	$127,143	$550,000 to $575,000

Diluted earnings per share *	$1.26	$4.10 to $4.30

Net Sales by Market Segment:
Power Generation		33%
Transmission and Distribution		20%
Industrial		47%

Electrical and Industrial Products
Revenues by Industry:
Power Generation		47%
Transmission and Distribution		29%
Industrial		24%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications		35%
OEM’s		15%
Industrial		30%
Bridge and Highway		10%
Petro Chemical		10%

Operating Margins:
Electrical and Industrial Products	15.3%	13% to 15%
Galvanizing Services	27.4%	25% to 27%

Cash Provided By (Used In)Operations	$16,224	$65,000
Capital Expenditures	$3,480	$25,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$5,815	$25,000
Total Bank Debt	$210,714	$210,714

Cash Dividend	$3,156	$12,700

Percent of Business By Segment:
Electrical and Industrial Products	35%	43%
Galvanizing Services	65%	57%

*Earnings per share have not been adjusted to reflect a two-for-one stock split, effected in the form of a stock dividend declared June 28, 2012.

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Millions)

	Period Ended
Backlog	2/29/12	$138,621
Bookings		124,666
Shipments		127,143
Backlog	5/31/12	$136,144
Book to Ship Ratio		.98